EXHIBIT 99.1


STATE OF NEW MEXICO
COUNTY OF SANTA FE
FIRST JUDICIAL DISTRICT


BANK ONE, TEXAS, NA.,
Successor to Team Bank, Trustee for
the San Juan Basin Royalty Trust,

                 Plaintiff,
         VS.                                           No. 94-1982(C)
MERIDIAN OIL INC., a corporation,
and SOUTHLAND ROYALTY COMPANY,
a corporation,

                 Defendants.


            SECOND AMENDED COMPLAINT FOR BREACH OF CONTRACT,
                   TORTIOUS CONDUCT AND FOR DAMAGES
                         AND EQUITABLE RELIEF


         The plaintiff seeks relief in the form of damages for breaches of contract, tortious conduct and for other relief, for its claims stating:

                       JURISDICTION AND VENUE

         1. Each of the defendants is now transacting, and at the material times has transacted, business within New Mexico and has an agent for service of process who resides within New Mexico.

         2. The statutory agent designated for service of process by each of the defendant corporations at the time this action was filed was C. T. Corporation System,

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217 W. Manhattan, Santa Fe, in Santa Fe County, New Mexico and
venue is proper in Santa Fe County.

                          IDENTIFICATION OF PARTIES

         3. The plaintiff Bank One, Texas, N.A., successor Trustee for the San Juan Basin Royalty Trust, ("Bank") is a national banking association organized and existing under the laws of the United States of America with a principal place of business in Fort Worth, Texas. Bank is the successor by merger to Team Bank, the successor by merger to Team Bank, N.A., which in turn is successor to Texas American Bank Fort Worth, N.A. which was previously named the Fort Worth National Bank. Bank is engaged, among other things, in the business of managing trusts and estates and brings this suit in its capacity as trustee for the San Juan Basin Royalty Trust ("Royalty Trust" or "Trust"). The
Royalty Trust was created November 1, 1980 to hold a 75% net overriding royalty interest in 122,000 net producing acres of minerals in the San Juan Basin of New Mexico on which there were then approximately 834 net productive natural gas wells and an unknown number of oil wells.

         4. The defendant, Meridian Oil Inc. ("MOI"), is a Delaware corporation with its principal places of business in Ft Worth, Texas and Houston, Texas. MOI is in the business of exploring for, developing and producing oil and natural gas; it is also in the business of providing marketing, gathering and processing of natural gas and liquids derived from natural gas, with a significant portion of this activity taking place in the San Juan
Basin of New Mexico. MOI is a wholly-owned subsidiary of Meridian Oil Holding, Inc., which in turn is a wholly-owned subsidiary of Burlington Resources, Inc. The

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business of MOI includes at all times material hereto the actual management and operation of oil and gas properties in the San
Juan Basin of New Mexico to which Southland Royalty Company holds legal title or interest.

         5. The defendant, Southland Royalty Company ("Southland"), is a Delaware corporation with its nominal principal place of business in Houston, Texas; it is not an operating company that actually engages in any business. Since some time in 1986, Southland's function has been to passively hold title to certain oil and gas properties within the Burlington Resources, Inc.
corporate family. Southland is now a wholly-owned subsidiary of MOI.

                       FACTS COMMON TO ALL CLAIMS

A.  Creation of the Royalty Trust and the Conveyance

         6. In 1980, Southland was actively engaged in the business of oil and gas exploration, development and production.
Generally, and particularly in the San Juan Basin, Southland was not engaged in the business of providing services in the production areas to oil and gas producers, such as the gathering, dehydrating or processing of gas (hereafter "Production Area
Services"), except to a very limited degree; and, even then, only as a necessary incident to its primary business of producing and selling oil and gas at the wellhead at the best prices and on the best terms reasonably obtainable. Likewise, Southland at that time was not engaged in, nor did it have affiliation with any company engaged in, the business of pipeline transportation of gas or furnishing Production Area Services in or from the San
Juan Basin production area.  Southland's common stock was

                                  3

registered with the Securities and Exchange Commission and was listed and traded on the New York Stock Exchange.

         7. In October, 1980, the stockholders of Southland approved a plan by which Southland would transfer a significant portion of its assets to two separate trusts. One of these trusts, which is significant here, was to receive a net overriding royalty interest in developed oil and gas producing properties in the San Juan Basin. "Units" of beneficial interest in both of the trusts were to be distributed on a one-for-one basis to Southland's stockholders so they became unit holders of the Royalty Trust. Thereafter, the Units of the trusts would be registered as securities with the Securities and Exchange Commission and traded on the New York Stock Exchange separately from each other, and from the common stock of Southland.

         8. The creation of the San Juan Basin Royalty Trust as one of those two trusts alleged above was duly approved by the stockholders of Southland, and the Royalty Trust was created by a Net Overriding Royalty Conveyance from Southland to The Fort
Worth National Bank as trustee, as of November 1, 1980 (the
"Conveyance"), a true copy of which is attached as Exhibit "A" to the original complaint and incorporated herein by reference.

         9. The Bank's duties for the Royalty Trust consist primarily of (a) receiving revenues and information from Southland as operator of the properties and interests committed to the Royalty Trust, (b) making monthly distributions of funds to the Unitholders, and (c) reporting in keeping with Securities and Exchange Commission requirements.

                                4

         10. By virtue of the Conveyance, the Royalty Trust received a 75% net overriding royalty interest carved out of Southland's working interest and royalty interests in the northwestern New
Mexico properties more specifically described in the Conveyance and referred to as the "Subject Interests."

         11. As used in the Conveyance and in this complaint the term "Subject Interests" means all right, title or interest which Southland had in the oil, gas, mineral leases or properties described on Schedule A to the Conveyance when the Conveyance was executed; "Subject Minerals" means all minerals in and under and which may be and are produced from the Subject Interests. Those terms are more specifically defined at Sections 1.18 and 1.20 of the Conveyance, which definitions are adopted by reference.

         12. Prior to injection in mainline pipeline facilities, natural gas released from wells requires various Production Area Services. The term "gathering" or "field transportation" refers to the service of collecting gas at the wellhead point of production and moving the gas from the wellhead by pipes to a point where it is processed or treated at a facility as necessary to meet pipeline transmission specifications. The word "transmission" refers to moving the gas physically or by displacement or exchange from a production area to and through main line transmission pipelines to the point of delivery to intrastate pipelines or to consumers or to local distribution companies for consumption or distribution.

         13. The extraction of liquefiable hydrocarbons entrained in the natural gas stream at a processing plant is known as "processing" or "extraction." The natural gas liquids ("NGLs") stream removed from the natural gas by such means contains a mixture

                                    5

of NGLs products ("NGLPs") usually including ethane, propane, normal butane, isobutane and gasoline. NGLPs are commonly removed from a mixed NGL stream by a process known as "fractionation" by plants or units known as "fractionators" or "fractionation facilities."

         14. The net overriding royalty interest on oil, gas and NGLs production is to be paid based on (a) the gross proceeds from the sale of production of the Subject Minerals, less (b) production costs, applicable taxes, operating charges and other costs and deductions, all as more particularly specified and provided for in the Conveyance, thus yielding net proceeds to be determined on a monthly basis. The net proceeds are multiplied by 75% to arrive at the amount payable to the Royalty Trust with the remaining 25% retained by the operator, which is specified as Southland under the Conveyance but in fact has been MOI since
1986.

         15. As of November 1, 1980, Southland was the operator of the overwhelming majority of the Subject Interests (95-97%), and was also the party responsible for the sale and marketing of oil and gas produced from the Subject Interests. The terms of the Conveyance charged Southland with keeping true and correct books and records to determine the amount payable to the Bank for the Royalty Trust consistent with the provisions of the Conveyance.

         16.     From November, 1980 until 1986, Southland continued as
(a) principle operator of the Subject Interests, (b) seller and marketer of the Subject Minerals, (c) the party who remitted royalty payments to the Bank for the Royalty Trust, and (d) the party who performed the accounting and reporting functions specified in the Conveyance.

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         17.     The original design of the Royalty Trust in 1980,
consistent with the selection of the properties to be transferred to it, since the Royalty Trust would not acquire additional properties, was to provide regular monthly revenue from production coupled with relatively low expenses so that holders of the Units would receive regular and dependable long term income. This in fact was the case for the years 1981 through 1985.

B.       The Meridian Companies - a Single Business Enterprise

         18. The natural gas industry in the United States began undergoing significant changes around 1986, as a result of an oversupply market and deregulation in an industry which had previously been the subject of extensive federal regulation.

         19. Burlington Northern, Inc. was at that time a corporation engaged in railroad operation and energy development. Burlington Northern recognized that the industry changes had substantial profit potential and initiated, in the early 1980s, a series of corporate acquisitions, creations and mergers designed to position itself for future growth and profits, including in the San Juan Basin.

         20.     On October 22, 1985, Burlington Northern, Inc.
initiated a successful tender offer to purchase all outstanding shares of Southland. All Southland stock was acquired by Burlington Northern, Inc. in or about December, 1985.

         21. In 1983, Burlington Northern, Inc. had acquired The El Paso Company, parent company of El Paso Natural Gas Company
("EPNG"). EPNG was and is the dominant interstate pipeline accessing the San Juan Basin, both in supplying Production Area
Services for that area, and transporting the natural gas production from the San Juan Basin to market in, California, Nevada, Arizona, New
Mexico and Texas. EPNG itself owned huge quantities of gas reserves and producing wells in the San Juan Basin; in July, 1986, the major portion of those gas producing properties were placed in the ownership of EPNG's wholly-owned subsidiary, El
Paso Production Company.  Like in the Southland case, El Paso
Production Company holds title to those oil and gas properties, but MOI in fact possesses, operates and manages the production and marketing of the hydrocarbons therefrom.

         22. In 1984, MOI was formed by the merger of Burlington Northern's Mile Stone Petroleum, Inc. and the El Paso Company's
El Paso Exploration Company. After Burlington Northern acquired Southland in 1985, Southland became a wholly-owned subsidiary of MOI. In the in the mid-1980s, MOI became the operating oil and gas production company for Burlington Northern, Inc.

         23. In 1988, Burlington Northern formed Burlington Resources, Inc. ("BRI"). The common stock of BRI is registered with the Securities and Exchange Commission and has been and is listed and traded on the New York Stock Exchange. MOI became and is the wholly owned subsidiary of BRI; MOI is the company that actually engages in the energy business while BRI is a holding company.

         24. At some time around 1986, Southland's status as a separate functioning corporate entity ceased and all of Southland's activities came to be and at all material times have been performed by agents, employees, and officers of MOI.

         25. Southland has no employees, no facilities and is a mere shell corporation. While some functions required by the Conveyance are ostensibly performed by use of the name Southland, those functions are actually performed by employees, officers and agents of MOI at the direction and control of MOI.

         26. At some time during 1986, MOI assumed all duties and responsibilities related to the Subject Interests, which Southland had in fact previously performed from 1980 to 1986.
Upon information and belief plaintiff alleges that because MOI and Southland are and were affiliated corporations who were and are part of a single business enterprise, no formal assignment or transfer of Southland's rights and obligations under the Conveyance with respect to the Subject Interests to MOI was ever made. Rather, in the BRI alignment of functions and assets MOI was substituted for Southland and became the delagee of Southland's duties under the Conveyance and under the leases, unit operating agreements and operating agreements pertaining to the Subject Interests. Consequently, plaintiff will utilize the designation "Southland/MOI" in referring to conduct involving the operation of the Subject Interests and Southland's rights, duties and obligations under the Conveyance from 1986 to the present.

         27. Beginning in 1986 and continuing to the present the BRI corporate family has formed and controlled wholly-owned subsidiaries providing Production Area Services and other services in the San Juan Basin. Some of those companies as material here include, inter alia: (a) Meridian Oil Trading Inc.
("MOTI"), which is a department of MOI functioning as a supply area aggregator of gas and a marketer or broker of gas for MOI and other parties and is a wholly-owned subsidiary of MOI; (b)
Meridian Oil Gathering Inc. ("MOGI") which provides a combined gathering and CO2, extraction service in the San Juan Basin for the delivery of coal seam gas from the wellhead to the transmission pipeline, and which is a wholly-owned subsidiary of Meridian Oil Production Inc., that is in turn a wholly-owned subsidiary of Meridian Oil Holding, Inc.; (c) Meridian Oil
Hydrocarbons Inc. ("MOHI"), is a wholly-owned subsidiary of MOI, is a buyer, seller and broker of oil, wellhead condensate and of NGLPs extracted from the conventional gas stream (i.e., non-coal seam gas) by processing plants in the production area, and engages in the fractionation of NGLS in the San Juan Basin, and
(d) Meridian Oil Transportation Inc. ("MOTRAN") which is a truck transporter of oil and NGLs in the San Juan Basin and, plaintiff alleges on information and belief, is a wholly-owned subsidiary of MOI.

         28. Southland/MOI and each and all of the BRI corporate family members identified in the paragraph above are and were during material times one to the other an "Affiliate", as that term is defined by, and used in, Section 1.01 of the Conveyance.

         29. On January 15, 1992, BRI, EPNG and Meridian Oil Holding Inc. entered into a Master Separation Agreement as a result of which BRI made an initial public offering of 15% of EPNG's common stock for sale to the public. That stock is now registered with the Securities and Exchange Commission and is listed and traded on the New York Stock Exchange. On June 30, 1992, BRI distributed all of its remaining common stock of EPNG to the BRI stockholders as a dividend. Pursuant to that Master Separation
Agreement, EPNG and Meridian Oil Holding Inc. (and its subsidiaries) have entered into numerous contracts, agreements and understandings providing for a relationship by contract that previously existed by corporate ownership. While EPNG is no longer an affiliate of MOI by corporate relationship, it remains an "Affiliate" by contract as that term is defined by, and used in, Section 1.01 of the Conveyance.

         30. Plaintiff will refer to MOI, Southland, EPNG and the other Meridian affiliates described in paragraph 27, supra, as the "Meridian Companies." The Meridian Companies are and have at all material times comprised a single business enterprise or single economic unit with a unity of purpose, common design and a single economic objective.

         31. The Meridian Companies have at all material times been under common management, direction, control and ownership, and have integrated resources and aligned functions and assets to achieve a common business purpose.

         32. At all material times since 1986, MOI has been the party accomplishing and implementing all decisions concerning the duties, obligations and conduct of the Meridian Companies as that conduct relates to the Royalty Trust and the Conveyance, including the operation of the Subject Interests and the management and administration of the sales, collection of revenues, making expenditures, accounting and all field and non-field business pertaining to the Subject Minerals.

         33. Each and every one of the Meridian Companies, including Southland, are alter egos of each other regarding all actions and activities of the Meridian Companies related to the Royalty Trust and Subject Properties since 1986.

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C.       The Parties' Duties, Obligations and Conduct Under the
         Conveyance.

         34. By the terms of the Conveyance, Southland/MOI has the authority and responsibility to sell the gas, oil and liquids produced from the Royalty Trust properties for the Royalty Trust, viz:

         SECTION 4.01. SALES CONTRACTS. ASSIGNOR, TO THE EXTENT IT HAS THE RIGHT TO DO SO, SHALL MARKET OR CAUSE TO BE MARKETED THE SUBJECT MINERALS. For such purpose, sales of Subject Minerals may continue to be made pursuant to existing Sales Contracts. ASSIGNOR MAY AMEND SUCH EXISTING SALES CONTRACTS AND MAY ENTER INTO ONE OR MORE SALES CONTRACTS IN THE FUTURE AT THE BEST PRICES AND ON THE BEST TERMS ASSIGNOR SHALL DEEM REASONABLY OBTAINABLE IN THE CIRCUMSTANCES. Gross PROCEEDS OF SUBJECT MINERALS subject to Sales Contracts SHALL BE DETERMINED ON THE BASIS OF AMOUNTS ACTUALLY RECEIVED BY ASSIGNOR FROM SALES under the Sales Contracts regardless of whether at the time of production or sale market value should be different from proceeds of sale. (Emphasis added)


         35. Southland, prior to its acquisition by Burlington Northern, Inc., was a wellhead seller of gas, and not a merchant buyer and reseller of gas, and Southland sold the gas, oil and natural gas liquids from the Subject Interests to unaffiliated pipeline companies under long-term sales contracts. Under the operation of MOI/Southland since 1986, the long-term gas sales contracts with pipelines have been totally released. The majority of the gas from the Subject Interests since then is "sold" (in actuality an intracorporate accounting transfer among affiliates occurs) by Southland/MOI to MOTI. From the year 1989 and to the present on average over 80% of the gas produced monthly from
                             12

the Subject Interests is transferred between MOI and MOTI in a non-arms length exercise in self-dealing.

         36. Essentially all of the condensate and oil from the Subject Interests and all of the NGLs derived from the gas are likewise "sold" to MOHI; again the reality is that an intra-corporate accounting transfer among Meridian Companies occurs.

         37. Portions of the gas from the Subject Interests have been and are sold to or gathered by Gas Company of New Mexico and/or Sunterra Gas Gathering Company. The majority of the gas from the Subject Properties not connected to the systems of those non-affiliates is processed by Affiliates of Southland/MOI, that is by MOGI or EPNG.

         38. The economic best interests of BRI, as being carried out by the Meridian Companies, are advanced by affecting a low, fictitious "wellhead price" because it is on that so-called MOTI
Pool Price that the Royalty Trust revenues are calculated as likewise are the economic burdens of mineral royalty, State of New Mexico production taxes, overriding royalty and payments to many hundreds of working interest owners; moreover, the lower the MOTI Pool Price the greater margin Meridian can realize when the Subject Minerals are actually first sold to a true third party purchaser.

         39. Recognizing that the operator of the Subject Properties is in total control of payment of the production costs for the Subject Interests, the Conveyance specifically defines the allowable costs in Section 1.15 of the Conveyance. Included among those deductible production costs are,

         ". . . the cost of construction of gathering lines . .
         . and other production and delivery facilities

                              13

         and of transporting, compressing, dehydrating, separating, treating, storing and marketing the Subject
         Minerals;...

(Conveyance, Section 1.15(a)(v).)

         40. A specifically-defined production cost is the cost for gas processing as provided in the Conveyance,

         SECTION 1.14. "Processing Costs" means the costs to Assignor of manufacturing, refining or processing (all herein referred to as 'processing') gas and casinghead gas included in the Subject Minerals before the Sale thereof, which costs for purposes hereof shall consist of

                 (a)  The sum of (i) any such processing
                 charges paid to Non-Affiliates and (ii) the expenses (including depreciation but otherwise not including capital costs) incurred by Assignor or its Affiliate in processing such Subject Minerals plus an amount equal to a return of 15% on the depreciated book value of the fixed assets used in such processing (for which purpose of computing depreciation and the return on depreciated book value the value of fixed assets owned by Assignor will be their book value as of the date first used in processing Subject Minerals), or

                 (b)  if greater, the amount allowed as
                 processing charges by any Federal or State agency having jurisdiction over the sale of such Subject Minerals.

(Conveyance, Section 1.14.)

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 D.      Meridian's Sham Sales, Self-Dealing, and Failure to Fully
         Remit Royalty Payments.

         41. Southland/MOI has at all material times been charged with the responsibility and given the authority to sell the Subject Minerals. That responsibility and authority gives rise to an agency relationship whereby Southland/MOI is the agent of the Royalty Trust with respect to Southland/MOI's sale of the Trust's gas and all the Subject Minerals.

         42. Although an owner and seller of gas, the economic best interests of Southland/MOI are actually advanced by high gas production volumes and low "net-back" prices at the wellhead.
"Net-back" refers to a wellhead amount per Mcf or MMBtu derived by taking the gross price at the point of sale, such as the tailgate of a processing plant, and deducting Production Area charges to arrive at the net remaining amount. Production Area
Services charges in which the Meridian Companies have a 100% interest are levied on volumes of gas stated in Mcfs (one thousand cubic feet) or MMBTU'S, regardless of the levels of the wellhead prices. During some months of 1990, 1991 and 1992, the total charges for Production Area Services by EPNG and the Meridian Companies have closely approximated or even exceeded the wellhead netback value in which the Royalty Trust has a 75% interest and Southland/MOI has a 25% interest.

         43. The arrangement between MOI and MOTI for the "sale" of the Trust's gas, is self dealing between related parties having common, rather than competing, economic interests. MOTI is the alter ego of Southland/MOI, and is nothing more than the name given to the MOI gas marketing group which consists of MOI employees and agents. MOTI itself has no employees. The arrangement "negotiated" by MOI and MOTI

                                   15

for the "sale" of Trust gas is and has at all material times been dictated by MOI, and is designed for the financial benefit of MOI and the Meridian Companies.

         44. The "sale" of gas from MOI-operated wells to MOTI is nothing more than an internal accounting transfer by which MOI creates a wellhead netback price. MOI characterizes the price as the MOTI Pool Price. The design and purpose of this "price" is to minimize the amount on which MOI pays production taxes, royalties, overriding royalties, and by which MOI and the Meridian Companies maximize the margin obtained when the gas is eventually sold by MOTI to third parties in true arms-length transactions. The monthly MOTI Pool Prices upon which royalty payments are calculated are regularly less than the average of the prices MOTI realizes when it sells in multiple arms-length transactions to independent, third parties and substantially less than sales on the best prices and terms reasonably available to MOI.

         45. The use of the MOTI Pool Prices for the ostensible "sale" by Southland/MOI to MOTI as a basis for calculating royalty payments to the Trust is a sham. Both MOTI Pool Prices and various published San Juan Index Prices are not accurate and reliable reflections of a true sales price negotiated by independent buyers and sellers in arms-length transactions because, inter alia (a) MOI's sham sales constitute a major percentage of the gas transactions in the San Juan region, and these sham sales are thus reflected in the index prices, and (b) MOI employees a practice of misreporting to the various publications its realized prices to end users; those misrepresented prices they skew the published index prices in the San Juan Basin.

                                  16

         46. These sham MOTI Pool Prices are not "sales ... at the best prices and on the best terms [Southland] shall deem reasonably obtainable in the circumstances."

         47. The proceeds from the MOTI Pool Prices do not represent "amounts actually received by [Southland] from sales" as required, intended and contemplated under the terms of the Conveyance.

         48. The wellhead Pool Prices, which in industry practice is actually a "netback" to the wellhead, is calculated by MOI by first approximating the expected monthly mainline San Juan index price. After that mainline price is selected, MOI then unilaterally subtracts or deducts imputed charges for Production
Area Services, rather than actual costs for field fuel (the amount the gathering system levies for volumetric reduction of gas transported), plant shrink (amount levied for plant thermal reduction for volumes lost to NGLs extractions) and plant fuel
(amount levied for powering the extraction plant) and for monetary maximum tariff charges for dehydration, processing fees and field transportation; the calculation is completed by adding a so-called "liquids credit" for the sale of part of the NGLs extracted from the conventional gas.

         49. Southland/MOI has failed to totally credit or has undercredited the true or full value of the extracted NGLs on the Royalty Trust gas marketed by MOTI. Plaintiff is informed and believes and therefore alleges that a source of failure to credit or such undercrediting on the EPNG gathering system results from NGLs being systematically misappropriated by EPNG and by overcrediting to MOI of NGLs which actually belong to the Trust production from the Subject Interests.

                                17

         50. The volumetric and monetary charges used by MOI to calculate the netback and yield the MOTI Pool Prices are not based upon charges actually incurred by or paid by MOTI, which often receives deep discounts for Production Area Services and mainline transportation. MOI nevertheless computationally assesses the Trust the full tariff volume reductions and production area charges as though it were paying the full tariff charge, and concealed the existence of discounts on these charges from the Bank.

         51. Under Section 29 of the Internal Revenue Code, production from coal seam gas wells drilled and completed prior to January 1, 1993 (the deadline was originally January 1, 1991) qualifies for a federal income tax credit for producing so-called "nonconventional" fuels. This tax credit is currently approximately $.98 per MMBTU, and the tax credit applies to production through the year 2002. The tax credit stimulated extensive development of coal seam gas from the Fruitland Formation in the San Juan Basin beginning in about 1988.

         52. Southland/MOI drilled and developed many coal seam gas wells on the Subject Interests in 1988, 1989 and 1990 at great expense to the Royalty Trust but then failed and delayed in marketing the gas for the benefit of the Trust from those wells for insufficient and improper reasons so as to deprive the Trust, and thus the Unitholders, of income and tax credits it would have otherwise received from the proper development of such wells and the timely and prudent marketing of coalseam gas from those wells.

E.       Southland/MOI's Fraud and Fraudulent Concealment

         53. While Southland/MOI has regularly supplied certain reports and information to the Bank in the form and content it unilaterally prescribes, that information

                                  18

has failed to disclose facts material to the rights and entitlement of the Royalty Trust, and in fact has diverted and misled, on a continuing basis, the plaintiff from discovering, until recently, the facts that underlie the claims hereafter stated.

         54. While Southland/MOI knew all of the true material facts, it fraudulently concealed knowledge of material facts from the plaintiff. Southland/MOI's relationship to the plaintiff creates an affirmative duty of full and honest disclosure. On the other hand, given the Bank's lack of access to information and the defendants' concealment and misrepresentations, plaintiff did not, and could not, have known of the true material facts thus concealed.

         55. On various occasions representatives of Southland/MOI, when being expressly asked about whether problems or objections to the Southland/MOI should be put in writing, stated the Bank need not put such exceptions or questions in writing but that oral requests or objections were sufficient.

         56. At all times relevant hereto, the plaintiff has occupied an extremely inferior position relative to Southland/MOI in terms of manpower, expertise, knowledge and access to information concerning the business of the Subject Interests. Southland/MOI has made oral and written representations lulling plaintiff into a sense of trust and security so that Southland/MOI is now equitably estopped to raise as defenses statutory limitations, the provisions of Section 2.04 of the Conveyance, or any other time bar defenses.

         57. Defendants on numerous occasions made representations, or by their statements to plaintiff inferred the following, which were false:

                                  19

         a. That the price for gas received by the Trust for sales was the weighted average price paid under contracts for sales to end-users less the costs of transportation and production areas service charges;

         b. that charges which were being deducted from gas prices for the Trust's gas for gathering, processing and transportation charges were actually being paid by MOI so as to reduce the price per unit realized for the sale of gas;

         c.      that the Trust was receiving credit for actual
                 NGLs from the Trust's gas in that liquids were incorporated into the price the Trust was being paid for the gas;

         d. that none of the Trust's gas was subject to any transportation by backhaul;

         e. that MOI was excused from not connecting and producing the Trust's coal seam wells due to environmental concerns, due to the CO2 treating plant being at capacity, and/or due to regulatory problems; and

         f.      that the Trust wells would be hooked up shortly.

         58. The false representations were made by Southland/MOI either knowingly or recklessly and with the intent to deceive plaintiff and induce plaintiff to accept royalty payments which were substantially less than payments actually owed to plaintiff under the Conveyance, and to lull plaintiff into a sense of trust and security regarding Southland/MOI's reporting on its performance of its duties and obligations under the Conveyance, and to hide from plaintiff the failure of Southland/MOI to comply

                                  20

with the terms of the Conveyance. Plaintiff reasonably relied upon those false and misleading misrepresentations.

         59. Pursuant to the terms of the Conveyance, and by virtue of the relationship between the parties, Southland/MOI and plaintiff enjoyed a special, confidential relationship.
Southland/MOI consequently owed to plaintiff an affirmative duty of full disclosure of all issues pertaining to the operation, management, accounting and administration of the Subject
Interests and sale of the Subject Minerals.

         60. Until no earlier than 1991 did plaintiff have reason to suspect the falsity of the misrepresentations or the failures to disclose of Southland/MOI. Until no earlier than 1991 did plaintiff know or have the means of knowing the true facts concerning Southland/MOI's underpayments, overcharges for expenditures, unauthorized charges, and other conduct as alleged herein.

         61. The Bank has reasonably relied upon the written and verbal information and reports provided to it by Southland and/or
MOI since it became Trustee, having no other or independent source or means of ascertaining the truth, correctness or completeness of such information.

                         FIRST CLAIM FOR RELIEF
           (Breach of Contract and Intentional Breach of Contract

         62. The plaintiff realleges by adoption paragraphs 1 through 61 above, as though fully set forth herein.

         63. Southland/MOI has breached, and continues to breach, the terms of the Conveyance in failing and refusing to report to, provide to, and to obtain for the Royalty Trust the true and complete proceeds for the sale of the Subject Minerals to

                                  21

which the Royalty Trust is entitled under the Conveyance. The plaintiff is informed and believes, and thereupon alleges, that some of the means by which the underpayment has occurred include, but are not limited to, the following:

         a. attributing hypothetical sales to the Royalty Trust interests at unfavorable prices and unfavorable terms for the aggregate gas volume transferred from Southland/MOI to MOTI, while MOI was selling its own gas and the Royalty Trust gas through MOTI at better prices and on more favorable terms;

         b. attributing to the Subject Minerals a fictitious netback "pool price" in the San Juan Basin when, in fact, the gas was sold by MOTI at a higher price by use of MOTI's firm backhaul on EPNG to thereby accomplish the first third-party sale in the Permian Basin, Texas Gulf Coast or the Midwestern United States;

         c. failing totally to credit, or undercrediting, the true or full value of the extracted NGLs on the Royalty Trust gas marketed by MOHI;

         d. from April 1990 to the present, failing to credit the Royalty Trust for the full value of the 80% of extracted gas liquids received by MOI on gas from the Subject Interests gathered and processed by Gas Company of New Mexico and/or Sunterra Gas Gathering Company;

         e. failing to credit the Royalty Trust for the full amounts of the gas sold from the Subject
                 Interests to Gas Company of New Mexico and
                 Sunterra Gas Gathering Company;

         f. failing to credit the Subject Interests with refunds obtained from EPNG in connection with various EPNG rate cases before the Federal
                 Energy Regulatory Commission ("FERC");

         g.      Southland/MOI having inserted in the
                 marketing process MOTI, MOHI and Meridian Oil
                 Services, Inc. to divert value of the Subject
                 Minerals from the Royalty Trust to those Affiliates;

         h.      understating the posted prices and
                 overstating gravity adjustments on the
                 marketing of oil;

                                   22

         i. as regards gas, oil and gas liquids, failing to realize for the Trust the more favorable prices and terms that are and should have been available to a seller of large, reliable and consistent volumes of those products as is the position that could be and should be enjoyed by marketing the Subject Minerals; and

         j. omitting totally from all reporting and payments the production of Subject Minerals from a substantial number of wells located on the Subject Interests and operated by Southland/MOI or by third-party operators.

         64. Southland/MOI has also breached, and continues to breach, the terms of the Conveyance in failing and refusing to correctly deduct from gross proceeds of sale of gas and oil from the Subject Interests the operating and production costs in keeping with the terms specified by the Conveyance. The plaintiff is informed and believes, and thereupon alleges, that some of the means by which the overcharges have occurred include, but are not limited to, the following:

         a. charging costs as though the full published and FERC-approved rates for Production Area Services of dehydration, extraction and gathering and for mainline transmission services were paid when, in truth, MOI received those services from its Affiliates and non-affiliates at deeply discounted costs;

         b. failing to observe and apply the requirements of Section 1.14(a) of the Conveyance for allowance of processing costs when the processing is and has been performed by Southland/MOI or its Affiliates;

         c.      use of incorrect producing overhead rates;

         d. material transfer pricing being charged in excess of current market replacement rates;

         e.      use of excessive rates for saltwater
                 gathering and disposal;

                                  23

         f. unauthorized escalation of overhead rates beyond those specified by controlling agreements;

         g. incorrect coding of outside-operated joint interest billings;

         h. charging a fee for marketing services and realizing a resale profit on the sale of gas from the Subject Interests while the Conveyance requires that marketing be provided at the Operator's cost or as part of the well overhead cost specified in Schedule B to the Conveyance;

         i.      charging the Royalty Trust for capital
                 facilities and lease operating expenses
                 supposedly attributable to the Subject
                 Minerals, but which are nonexistent,
                 misallocated or overstated; and

         j. charging for material costs as though the full Computerized Equipment Pricing System ("CEPS") rates were paid when, in truth, MOI purchases the material at discounted costs or at costs lower than CEPS rates;

         65. Southland/MOI has also breached and continues to breach the terms of the Conveyance by structuring its accounting and system of allocations to the Trust so as to deprive from the Unitholders tax benefits to which Unitholders would be entitled, and to transfer those tax benefits to the use and economic advantage of MOI and BRI.

         66. The plaintiff is informed and believes, and thereon alleges, that the breaches above described and the resultant failure of Southland/MOI to pay amounts due the Royalty Trust have taken place, at least during the years 1987 through 1994 and are continuing to the present time, and have directly and proximately resulted in damages to the Royalty Trust by way of significant underpayment of revenue and overcharge of costs. The breaches of the and wrongful practices described are continuing and will continue in the future necessitating a multiplicity of suits and demonstrating the inadequacy of remedies at law.

                                   24

         67. Any and all conditions precedent to the performance by Southland/MOI of its obligations under the Conveyance have been performed, satisfied or waived. At all times material hereto, the Royalty Trust and Bank have been, and are, ready, willing and able to perform any and all of their obligations under the Conveyance.

         68. The Conveyance requires at Section 3.02 that amounts owed by the Operator to the Royalty Trust shall bear interest until paid at four percent over the prime interest rate determined at the end of each month from the due date.

         69. The devious, self-serving and systematic failure and refusal of Southland/MOI to perform the contractual obligations of the Conveyance in furtherance of the economic gain of Southland/MOI and the BRI corporate family at the expense of the Royalty Trust, and in conscious disregard of the rights of the Royalty Trust, constitutes intentional, willful and malicious breach of contract thereby entitling plaintiff to punitive damages.

         WHEREFORE, the plaintiff prays judgment in behalf of and for the benefit of the Royalty Trust as follows:

         A. For compensatory damages in an amount to be established at trial, pre-judgment interest provided by the Conveyance, and punitive damages, costs of suit and such other relief as is proper;

         B. For a permanent injunction mandating the ongoing future performance by Southland/MOI in conformance with the Conveyance and prohibiting the various breaches and wrongful practices shown by the evidence.

                                   25

                        SECOND CLAIM FOR RELIEF
                       (Breach of Fiduciary Duty)

         70. The plaintiff realleges by reference paragraphs 1 through 69 above, as though fully set forth herein. Plaintiff maintains that its breach of fiduciary duty claim lies under the facts and controlling instruments and agreements in this case but recognizes that the Court previously ruled on Defendants' Motion to Dismiss and has dismissed the claim without prejudice.

         71. Southland/MOI has a possessory interest in the Subject Interests while the Royalty Trust's interest is non-possessory.
The Royalty Trust has an ownership interest in the Subject
Minerals as and when produced. The Conveyance provides that, as to any third party, Southland/MOI acts as agent for and is capable of binding the Royalty Trust in the marketing of the Subject Minerals.

         72. Southland/MOI has served as the agent in behalf of the Royalty Trust for the sale of all Subject Minerals, and for the collection of sale proceeds and the enforcement of sales contracts.

         73. Southland/MOI is in possession and control of all books and records concerning collection of payments of gas and liquids sold and for payment of all costs and expenses. Southland/MOI completely controls the expending of funds derived from sale of gas production from the Subject Interests for payment of costs and expenses, in large part making the payment of expenses to itself as operator.

         74. Southland/MOI occupies a position in which the trustee of the Royalty Trust has had no choice but to reside trust and confidence in Southland/MOI.

                                   26

         75. The Conveyance confers on Southland/MOI the opportunity to exercise management of the Subject Interests and in so doing to vitally affect the rights and fortunes of the Royalty Trust.

         76. A fiduciary relationship or a special relationship exists and has existed between Southland/MOI and the Royalty
Trust. At all material times, Southland/MOI had and continues to have the duty to exercise the utmost good faith, loyalty and honesty toward the Royalty Trust.

         77. Per that fiduciary or special relationship between Southland/MOI and the Royalty Trust, Southland/MOI has the duty to make full and honest disclosure to the Royalty Trust of all material facts relevant to the Subject Interests; and Southland/MOI is bound to affirmatively and quickly disclose any information of which Southland/MOI has notice that the plaintiff might desire or benefit in knowing in the conduct of its duties as trustee, or to safeguard the assets and revenues of the Royalty Trust.

         78. Per that fiduciary or special relationship between Southland/MOI and the Royalty Trust, an absolute duty exists on Southland/MOI to keep accurate records and render to the Royalty Trust an accurate and complete account of all transactions within the scope of the operation of the Subject Interests, and that duty is not relieved by any contractual time limitation on excepting to the Southland/MOI reports, or by loss or absence of records.

         79. Southland/MOI has systematically and persistently violated its fiduciary duty to the Royalty Trust and the Royalty
Trust has been directly and proximately damaged thereby.

                                   27

         80. Southland/MOI has placed its own interest above that of the Royalty Trust, has fraudulently deceived, knowingly failed to disclose, and has provided incomplete and deceptive information to the Royalty Trust and to this plaintiff since Southland/MOI assumed its fiduciary position in 1986. Southland/MOI should now be held to render a true and complete accounting to the Royalty
Trust.

         81. The breach of fiduciary duty by Southland/MOI has been the result of bad faith and has been done as an intentional betrayal of its duties of utmost loyalty and honesty, and in conscious disregard of the rights of the Royalty Trust, so that compensatory and punitive damages should be assessed in favor of the plaintiff and against the defendants for all injury proximately resulting from that wrongful conduct.

         WHEREFORE, the plaintiff prays for compensatory and punitive damages in behalf of and for the benefit of the Royalty Trust, and in addition prays the equitable remedy of an accounting ordered against the defendants to be made to the plaintiff, and for an injunction against defendants from management and administration of the sales, collection of revenues, making expenditures, accounting and other such non-field business of the Subject Properties and providing for another party to provide suitable and trustworthy management, and for pre-judgment interest, for costs of suit and for such further relief as is proper.

                      THIRD CLAIM FOR RELIEF
       (Breach of Covenant of Good Faith and Fair Dealing)

         82. The plaintiff realleges by adoption paragraphs 1 through 69 above as though fully set forth herein.

                                   28

         83. The Conveyance confers on Southland/MOI control of the Subject interests to the exclusion of plaintiff and confers on Southland/MOI a discretion directly affecting the rights, interests and financial outcomes of the Royalty Trust. The
Conveyance further imposes upon Southland/MOI a duty of good faith in the operation of the Subject Interests.

         84. Under the circumstances alleged, the law implies upon Southland/MOI a covenant of good faith and fair dealing requiring defendants to have in the past and to continue to perform its duties under the Conveyance in good faith and in accordance with fair dealing.

         85. Southland/MOI has breached that duty to the Royalty Trust, and as a proximate result caused damages to the Royalty
Trust.

         86. The breach of the implied covenant of good faith and fair dealing by Southland/MOI has resulted from acts of purposeful bad faith and has been done out of self-interest and intentionally, and in conscious disregard of the rights of the Royalty Trust to deprive the Royalty Trust of the complete benefits of the Conveyance, so that compensatory and punitive damages should be assessed in favor of the plaintiff and against the defendants for all injury proximately resulting from that wrongful conduct.

         WHEREFORE, the plaintiff prays judgment in behalf of and for the benefit of the Royalty Trust for compensatory damages in an amount to be established at trial, pre-judgment interest, and punitive damages, costs of suit and such other relief as is proper.

                                  29

                      FOURTH CLAIM FOR RELIEF
              (Breach of the Express Duty of Good Faith)

        87. The plaintiff realleges by adoption paragraphs 1 through 69 above, as though fully set forth herein.

         88. The Conveyance imposed upon Southland/MOI a duty of good faith and the operation of the Subject Properties, in the management and administration of the sales, collections of revenues, making expenditures, accounting and other non-field business pertaining to the Subject Interests.

         89. Under the circumstances alleged, Southland/MOI have breached that duty to the Royalty Trust, and as a proximate result caused damages to the Royalty Trust.

         90. The breach of the duty of good faith has resulted from acts of purposeful bad faith and has been done out of self-interest and intentionally, and in conscious disregard of the rights of the Royalty Trust, to deprive the Royalty Trust of the complete benefits of the Conveyance, so that compensatory and punitive damages should be assessed in favor of the plaintiff and against the defendants for all injury approximately resulting from that wrongful conduct.

         WHEREFORE, the plaintiff prays judgment in behalf of and for the benefit of the Royalty Trust for compensatory damages in an amount to be established at trial, pre-judgment interest provided by contract, and punitive damages, costs of suit and such other relief as is proper.

                                  30

                        FIFTH CLAIM FOR RELIEF
                         (Constructive Fraud)

         91. The plaintiff realleges by adoption paragraphs 1 through 69 above, as though fully set forth herein.

         92. By virtue of the contractual and confidential or special relationship which existed between plaintiff and defendants, and owing to the trust and reliance plaintiff has placed in defendants, defendants at all times owed to plaintiff a duty to fully and fairly disclose to the plaintiff the true proceeds realized on sales of the Trust's Subject Minerals, charges which were actually incurred in the marketing process, the manner and method of calculating payments to the Trust, accounting and reporting to the Trust, and other matters as alleged above.

         93. The defendants breached their duty of full and fair disclosure to the plaintiff. The defendants' breach of duty in this regard constitutes constructive fraud.

         94. Plaintiff has suffered substantial economic harm as a consequence of defendants' constructive fraud for which defendants are liable to plaintiff.

         95. Defendants' breaches were intentional, willful and in wanton disregard of the rights and interests of plaintiff and exemplary damages should thereby be assessed against them.

         WHEREFORE, the plaintiff prays for compensatory and punitive damages in behalf of and for the benefit of the Royalty Trust, and in addition prays the equitable remedy of an accounting ordered against the defendants to be made to the plaintiff, and for pre-judgment interest, for costs of suit and for such further relief as is proper.

                                  31

                         SIX CLAIM FOR RELIEF
                          (Unjust Enrichment)

         96. The plaintiff realleges by reference paragraphs 1 through 69 above, as though fully set forth herein.

         97. Southland/MOI has been unjustly enriched by virtue of its underpayment of royalties due plaintiff under the Conveyance, its failure to properly credit the Trust for its share of NGLs, and by virtue of the general failure of Southland/MOI to comply with its obligations under the Conveyance as described above in an amount to be established at trial.

         WHEREFORE, plaintiff prays for compensatory and punitive damages in behalf of and for the benefit of the Royalty Trust, restitution of amounts by which defendants have been unjustly enriched by their wrongful conduct, and for pre-judgment interest, for costs of suit and for such further relief as is proper.

                    SEVENTH CLAIM FOR RELIEF
      (Intentional Interference with Contractual Relations)

         98. The plaintiff realleges by adoption paragraphs 1 through 69 above, as though fully set forth herein and makes these allegations under this claim for relief IN THE ALTERNATIVE.

         99. This claim is alleged in the alternative arising from and due to the contention of the defendants that Southland and MOI are separate and independent corporations. If that were the case, which plaintiff denies, then in that event the separate nature of those entities would give rise to the claim for relief here alleged.

                                  32

         l00.    To the extent Southland is determined responsible for
the breaches of contract alleged supra, the defendant MOI directly, intentionally and improperly procured and encouraged
Southland's breaches of the Conveyance as described above for the improper purpose of financially benefitting MOI and causing damage to plaintiff by procuring and instigating non-performance of contractual benefits to which the Bank is entitled.

         101. MOI has intentionally interfered in the contractual relationship between Southland and plaintiff beginning in about
1986 and continues to do so persistently and systematically to the present.

         102. Plaintiff has suffered special and consequential damages as a proximate result of MOI's intentional interference with contract.

         103. MOI's conduct was intentional, willful and in wanton disregard of the rights and interest of plaintiff and exemplary damages should thereby be assessed against it.

         WHEREFORE, the plaintiff prays for compensatory and punitive damages in behalf of and for the benefit of the Royalty Trust, for pre-judgment interest, for costs of suit and for such further relief as is proper.

                       EIGHTH CLAIM FOR RELIEF
                            (Conspiracy)

         104. The plaintiff realleges by adoption paragraphs 1 through 94 above, as though fully set forth herein and makes these allegations under this claim IN THE ALTERNATIVE.

                                  33

         105. This claim is alleged in the alternative arising from the contention of the defendants that Southland and MOI are separate and independent corporations. If that were the case, which plaintiff denies, then in that event the separate nature of those entities would give rise to the claim for relief here alleged.

         106. The Meridian Companies, including MOI and Southland, and EPNG acted in concert to deprive the Royalty Trust of its complete, timely correct revenues, income and other benefits under the Conveyance.

         107. A conspiracy existed at all material times between MOI, Southland and the other Meridian Companies to prevent plaintiff from securing the benefit of the Conveyance. The Meridian
Companies have conspired with each other to attribute artificially low prices for the Trust's Subject Minerals and upon which the Trust received royalty payments, to improperly charge plaintiff for costs and expenses not incurred, not properly allocated or otherwise contrary to the terms of the Conveyance and contrary to the duties of operator of the Subject Interests, to deprive plaintiff of the economic benefit of NGLs from the Trust's gas to which the Trust was entitled, and to deprive plaintiff of other economic benefits under the Conveyance as herein alleged.

         108. As a proximate result of the described conspiracy, plaintiff has suffered special and consequential damages.

         109. The co-conspirators Southland and MOI acted willfully and intentionally and in wanton disregard of the rights and interests of plaintiff and exemplary damages should thereby be assessed against them.

                                  34

         WHEREFORE, the plaintiff prays for compensatory and punitive damages in behalf of and for the benefit of the Royalty Trust, for pre-judgment interest, for costs of suit and for such further relief as is proper.

                          NINTH CLAIM FOR RELIEF
                            (Prima Facie Tort)

         110. The plaintiff realleges by reference paragraphs 1 through 61 above, as though fully set forth herein. This claim is pled IN THE ALTERNATIVE, to all other claims alleged herein.

         111. To the extent the actions described above were intentional and also in the alternative were lawful, the lawful acts of Southland/MOI, jointly or as independent corporations, were undertaken with an intent to injure plaintiff, and did in fact proximately cause injury to plaintiff by denying plaintiff the financial benefits owing under the Conveyance.

         112. Southland/MOI's actions, as alleged, were undertaken without sufficient economic or social justification and with an intent to injure plaintiff.

         113. The actions of Southland/MOI were intentional, willful, and in wanton disregard of the rights of plaintiff and exemplary damages should thereby be assessed against them.

         WHEREFORE plaintiff prays for compensatory and punitive damages in behalf of and for the benefit of the Royalty Trust, for pre-judgment interest, for costs of suit and for such further relief as is proper.

                                  35

                              GALLEGOS LAW FIRM, P.C.

                              By /s/ J.E. GALLEGOS
                                 ------------------
                                 J.E. GALLEGOS
                                 MICHAEL J. CONDON
                                 MICHAEL L. OJA
                              460 St. Michael's Drive, Bldg. 300
                              Santa Fe, New Mexico 87505
                              (505) 983-6686

                              FRIEDMAN, YOUNG & SUDER
                              Walker Friedman
                              500 Throckmorton Street
                              Twentieth Floor
                              Fort Worth, Texas 76102
                              (817) 335-7373


                  CERTIFICATE OF SERVICE

         I hereby certify that I did on the 20th day of November, 1995, serve a true and correct copy of the Second Amended
Complaint as follows:

         Michael B. Campbell, Esq.                Via Hand Delivery
         Campbell, Carr & Berge
         110 N. Guadalupe Street
         Santa Fe, New Mexico 87501

         Richard N. Carrell, Esq.                 Via U.S. Mail
         Fulbright & Jaworski                     Postage Prepaid
         1301 McKinney Street - Suite 5100
         Houston, Texas 77010-3095

         Randolph P. Mundt                        Via U.S. Mail
         John H. Bemis                            Postage Prepaid
         Southland Royalty Corporation
         2919 Allen Parkway
         Houston, Texas 77019


                                   /s/ J.E. GALLEGOS
                                   ------------------------------
                                   J. E. GALLEGOS


                                   36